AMENDED AND RESTATED LOAN AGREEMENT


         This AMENDED AND RESTATED LOAN AGREEMENT (the "Agreement"), dated as of
                                                        ---------
October 29, 2002, is entered into between WINTRUST FINANCIAL CORPORATION, an Illinois corporation (the "Borrower"), and LASALLE BANK NATIONAL ASSOCIATION, a
                           --------
national banking association ("LaSalle").
                               -------

                                    RECITALS:
                                    ---------

         WHEREAS, the Borrower and LaSalle are parties to that certain Loan Agreement dated as of September 1, 1996, as thereafter amended from time to time, the Borrower has requested an increase in its line of credit, and the parties hereto agree that it would be in the best interests of the parties hereto to amend and restate its borrowing and lending arrangement into a single document;

         WHEREAS, the Borrower desires to borrow from LaSalle up to the sum of SEVENTY FIVE MILLION DOLLARS ($75,000,000) in order to refinance existing debt and to provide for Borrower's working capital needs and the Borrower desires to retain the benefit of its existing swap agreement;

         WHEREAS, Borrower will continue to pledge to LaSalle and grant a security interest in favor of LaSalle with respect to the capital stock of Hinsdale Bank & Trust ("Hinsdale"), Lake Forest Bank & Trust Company ("Lake
                          --------                                          ----
Forest"),   North  Shore  Community  Bank  &  Trust  Company  ("North   Shore"),
------                                                          -------------
Libertyville Bank & Trust Company ("Libertyville"),  Crystal Lake Bank and Trust
                                    ------------
Company ("Crystal Lake"),  Northbrook Bank and Trust Company  ("Northbrook") and
          ------------                                          ----------
Barrington Bank and Trust Company ("Barrington")  (Hinsdale,  Lake Forest, North
                                    ----------
Shore, Libertyville, Crystal Lake, Northbrook and Barrington are referred to herein individually as a "Subsidiary" and collectively, the "Subsidiaries"; the
                          ----------                         ------------
capital stock of such Subsidiaries shall be collectively referred to herein as the "Subsidiary Stock") as set forth in the Pledge and Security Agreement of the
     ----------------
Borrower of even date herewith (the "Pledge Agreement");
                                     ----------------

         WHEREAS, the Subsidiary Stock continues to constitute 100% of the issued and outstanding capital stock of the Subsidiaries; and

         WHEREAS, LaSalle is willing to make loans to the Borrower in accordance with the terms, subject to the conditions and in reliance upon the representations, warranties and covenants set forth herein and in the other documents and instruments entered into or delivered in connection with or relating to the loan contemplated in this Agreement.

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   AGREEMENT:
                                   ---------

1.       COMMITMENT OF LASALLE.

         LaSalle  agrees to extend  loans  (each a "Loan" and  collectively  the
                                                    ----
"Loans")) to the Borrower in the principal amount of TWENTY FIVE MILLION DOLLARS
 -----
($25,000,000),  evidenced by a promissory  note (the "Note 1") and a loan to the
                                                      ------
Borrower in the principal amount of FIFTY MILLION DOLLARS ($50,000,000), evidenced by a promissory note (the "Note 2") (Note 1 and Note 2 are hereafter
                                      ------
collectively referred to as the "Notes"),  each secured by the Pledge Agreement,
                                 -----
in accordance with terms and subject to the conditions set forth in this Agreement, the Notes and the Pledge Agreement.

2.       CONDITIONS OF BORROWING.

         Notwithstanding any other provision of this Agreement, LaSalle shall not be required to extend the Loans;

         (a) if, since the date of this Agreement and up to the agreed upon date of the Loans, there has occurred, in LaSalle's sole and complete discretion, a material adverse change in the financial condition or affairs of the Borrower or any Subsidiary;

         (b) if any Default (as such term is defined below) has occurred or any event which, with the giving of notice or lapse of time, or both, would constitute such a Default;

         (c) if any litigation or governmental proceeding has been instituted or threatened against the Borrower, any Subsidiary or any of their respective officers or shareholders which, in the sole discretion of LaSalle, could materially adversely affect the financial condition or operations of the Borrower or such Subsidiary;

         (d) if all necessary or appropriate actions and proceedings shall not have been taken in connection with, or relating to the transactions contemplated hereby and all documents incident thereto shall not have been completed and tendered for delivery, in form and substance satisfactory to LaSalle, including, but not limited to, LaSalle's failure to have received evidence that: (i) the Borrower has received all necessary regulatory approvals to acquire the Subsidiiary Stock; and (ii) the Borrower has provided such notices to all appropriate federal banking agencies as to satisfy the requirements of 12 U.S.C.
section 1817(j) (9)(E);

         (e) if the Borrower shall not have tendered for delivery the Notes and the Pledge Agreement, together with all of the Pledged Security (as such term is defined in the Pledge Agreement) all in form and substance satisfactory to LaSalle;

         (f) if the Borrower shall not have tendered for delivery an Amended and
Restated   Collateral   Safekeeping   Agreement,   all  in  form  and  substance
satisfactory to LaSalle;

         (g) if the Borrower shall not have tendered for delivery a legal opinion, if requested, from the Borrower's counsel in form and substance satisfactory to LaSalle and LaSalle's legal counsel; or

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         (h)  if  LaSalle  shall  not  have  received,  in  form  and  substance satisfactory to LaSalle, all certificates, affidavits, schedules, resolutions, opinions, notes and other documents which are provided for hereunder, or which it may reasonably request.

3.       NOTES EVIDENCING BORROWING.

         The Loans shall be evidenced by Note 1 executed by the Borrower in the principal amount of TWENTY FIVE MILLION DOLLARS ($25,000,000) and by Note 2 executed by Borrower in the principal amount of FIFTY MILLION DOLLARS ($50,000,000), which Notes shall be in the form set forth as EXHIBIT A and EXHIBIT B hereto, respectively.

         (a) Interest on amounts outstanding under the Notes shall be payable quarterly, in arrears, commencing on November 29, 2002, and continuing on each February 28, May 29, August 29 and November 29 thereafter. Interest shall be also payable at maturity, after maturity on demand, and on the date any principal payment hereon is paid.

         (b) A final payment of all outstanding amounts due under Note 1, including, but not limited to principal, interest and any amounts owing under Subsection 10(m) of this Agreement, if not payable earlier, shall be due and payable on February 27, 2006.

         (c) A final payment of all outstanding amounts due under Note 2, including, but not limited to principal, interest and any amounts owing under Subsection 10(m) of this Agreement, if not payable earlier, shall be due and payable on May 15, 2003.

         (d) The amounts outstanding under the Notes from time to time shall bear interest calculated on the actual number of days elapsed on the basis of a 360 day year, at a rate equal, at the Borrower's option, to either (a) the London Inter-Bank offered Rate ("LIBOR") plus 140 basis points, or (b) the Prime
                                 -----
Rate (whichever rate is so selected, the "Interest Rate").
                                          -------------

         For  purposes of this  Agreement,  the term "Prime Rate" shall mean the
                                                      ----------
floating prime rate in effect from time to time as set by LaSalle, and referred to by LaSalle as its Prime Rate. The Borrower acknowledges that the Prime Rate is not necessarily LaSalle's lowest or most favorable rate of interest at any one time. The effective date of any change in the Prime Rate shall for purposes hereof be the date the rate change is publicly announced by LaSalle.

         For purposes of this  Agreement,  "LIBOR" shall mean the per annum rate
                                            -----
of interest at which U.S. dollar deposits in an amount comparable to the amount of the relevant LIBOR Loan and for a period equal to the relevant "Interest
                                                                        --------
Period"  (hereinafter  defined)  are offered  generally to LaSalle in the London
------
Interbank Eurodollar market which are published by Bloomberg Financial Markets systems (or other comparable nominated vendor of the British Bankers Association LIBOR Rate) at approximately 11:30 a.m. (London time) one banking day prior to the commencement of each Interest Period, such rate to remain fixed for such Interest Period. "Interest Period" shall mean successive three month periods as selected from time to time by the Borrower by notice given to LaSalle not less than three banking days prior to the first day of each respective interest Period; provided that: (i) each such three month period occurring after such initial period shall commence on the day on which the next preceding period expires; and (ii) the final Interest Period shall be such that its expiration occurs on or before the stated maturity date hereof. The Borrower hereby further promises to pay to the order of LaSalle, on

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

demand, interest on the unpaid principal amount hereof after maturity (whether by acceleration or otherwise) at a rate of two per cent per annum in excess of the Prime Rate in effect at the time of maturity.

         LaSalle's determination of LIBOR as provided above shall be conclusive, absent manifest error. Furthermore, if LaSalle determines, in good faith (which determination shall be conclusive, absent manifest error), prior to the commencement of any Interest Period, that (a) U.S. dollar deposits of sufficient amount and maturity for funding any LIBOR Loan are not available to LaSalle in the London Interbank Eurodollar market in the ordinary course of business, or
(b) by reason of circumstances affecting the London Interbank Eurodollar market, adequate and fair means do not exist for ascertaining the rate of interest to be applicable to the relevant LIBOR Loan, LaSalle shall promptly notify the Borrower and such LIBOR Loan shall be immediately due and payable on the last banking day of the then existing interest Period, without further demand, presentment, protest or notice of any kind, all of which are hereby waived by the Borrower.

         If, after the date hereof, the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over LaSalle or its lending office (a "Regulatory Change"), shall, in the opinion of counsel to
                       -----------------
LaSalle, makes it unlawful for LaSalle to make or maintain any LIBOR Loan evidenced hereby, then LaSalle shall promptly notify the Borrower and such LIBOR Loan shall be immediately due and payable on the last banking day of the then existing Interest Period or on such earlier date as required by law, all without further demand, presentment, protest or notice of any kind, all of which are hereby waived by the Borrower.

         If, for any reason, any LIBOR Loan is paid prior to the last banking day of its then-current interest Period, the Borrower agrees to indemnify LaSalle against any loss (including any loss on redeployment of the funds repaid), cost or expense incurred by LaSalle as a result of such prepayment.

         If any Regulatory Change (whether or not having the force of law) shall
(a) impose, modify or deem applicable any assessment, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of or loans by, or any other acquisition of funds or disbursements by, LaSalle;
(b) subject LaSalle or any LIBOR Loan to any tax, duty, charge, stamp tax or fee or change the basis of taxation of payments to LaSalle of principal or interest due from the Borrower to LaSalle hereunder (other than a change in the taxation of the overall net income of LaSalle); or (c) impose on LaSalle any other condition regarding such LIBOR Loan or LaSalle's funding thereof, and LaSalle shall determine (which determination shall he conclusive, absent manifest error) that the result of the foregoing is to increase the cost to LaSalle of making or maintaining such LIBOR Loan or to reduce the amount of principal or interest received by LaSalle hereunder, then the Borrower shall pay to LaSalle, on demand, such additional amounts as LaSalle shall, from time to time, determine are sufficient to compensate and indemnify LaSalle for such increased cost or reduced amount.

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

         (e) Any amount of principal or interest on the Note which is not paid when due, whether at stated maturity, by acceleration or otherwise shall bear interest payable on demand at an interest rate equal at all times to two percent (2%) above the Prime Rate.

         (f) Each Loan shall be made available to the Borrower upon its written or verbal request, from any person whose authority to so act has not been revoked by the Borrower in writing previously received by LaSalle. Such request must be received by no later than 11:00 a.m. Chicago, Illinois time, on the day it is to be funded. The proceeds of each Loan shall be made available at the office of LaSalle by credit to the account of the Borrower or by other means requested by the Borrower and acceptable to LaSalle. LaSalle is authorized to rely on the telephonic, telecopy or telegraphic loan requests which LaSalle believes in its good faith judgment to emanate from a properly authorized representative of the Borrower, whether or not that is in fact the case. The Borrower does hereby irrevocably confirm, ratify and approve all such advances by LaSalle and does hereby indemnify LaSalle against losses and expenses (including court costs, attorneys' and paralegals' fees) and shall hold LaSalle harmless with respect thereto.

         (g) If any payment to be made by the Borrower hereunder shall become due on a Saturday, Sunday or bank holiday under the laws of the State of Illinois, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing any interest in respect of such payment.

4.       PRINCIPAL PAYMENTS AND PREPAYMENTS.

         (a) Borrower hereby agrees that LaSalle shall have the exclusive right, in its sole discretion to determine the application of all payments received from the Borrower. Unless LaSalle elects otherwise, LaSalle shall apply such payments in the following order; (i) expenses under the Agreement; (ii) accrued interest under Note 2; (iii) accrued interest under any subordinated notes or debentures issued by the Borrower and owned by LaSalle; (iv) accrued interest under Note 1; (v) principal amounts outstanding under Note 2; (vi) principal amounts outstanding under any subordinated note or debenture issued by Borrower and owned by LaSalle; (vii) principal amounts outstanding under Note 1; provided, however, subject to certain applicable rules, regulations or limitations which govern the repayment of subordinated indebtedness by a bank holding company subsequent to an event of default, LaSalle is authorized to apply any payments it receives in such order, combination and amount as LaSalle, in its sole and absolute discretion, may determine.

         (b) Prepayments of Prime Rate Loans are permitted at any time, and shall be applied to the next succeeding principal payment due. Any prepayments of LIBOR Loans shall be subject to the terms of Section 3(d), above.

5.       REPRESENTATIONS AND WARRANTIES.

         To induce LaSalle to make the Loan provided for herein, the Borrower represents and warrants as follows:

         (a) The Borrower: (i) is a corporation duly organized and validly existing and in good standing under the laws of the State of Illinois; (ii) is duly qualified as a foreign

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

corporation and is in good standing in all states in which it is doing business except where the failure to so qualify would not have a material adverse effect on the Borrower or its business, and (iii) has all requisite power and authority, corporate or otherwise, to own, operate and lease its properties and to carry on its business as now being conducted. Each Subsidiary is an Illinois banking corporation or a national banking association, and has all requisite power and authority, corporate or otherwise, to own, operate and lease its property and to carry on its business as now being conducted. The Borrower and the Subsidiaries have made payment of all franchise and similar taxes in the State of Illinois and in all of the respective jurisdictions in which they are incorporated or qualified, insofar as such taxes are due and payable at the date of this Agreement, except for any such taxes the validity of which is being contested in good faith and for which proper reserves have been set aside on the books of the Borrower or such Subsidiary, as the case may be.

         (b) The Borrower is the owner of 100% of the issued and outstanding capital stock of each of the Subsidiaries.

         (c) The Subsidiary stock has been duly authorized, legally and validly issued, fully paid and nonassessable, and is owned by the Borrower free and clear of all pledges liens, security interests, charges or encumbrances, except, upon consummation of the transactions contemplated herein, for the security interest granted by the Borrower to LaSalle. There are, as of the date hereof, no outstanding options, rights or warrants obligating Borrower to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of any Subsidiary or obligating Borrower to grant, extend or enter into any such agreement or commitment, except for such agreements or commitments existing as of the date of this Agreement and disclosed to LaSalle.

         (d) The financial statements of:

                  (i) the Borrower, all of which have heretofore been furnished to LaSalle, have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") and maintained by
                                                        ----
         the Borrower throughout the periods involved, and fairly present the financial condition of the Borrower individually and on a consolidated basis at such dates specified therein and the results of its operations for the periods then ended; and

                  (ii) each Subsidiary, all of which have heretofore been furnished to LaSalle, to the best knowledge of the Borrower have been prepared in accordance with GAAP and maintained by such Subsidiary throughout the periods involved, and fairly present the financial condition of such Subsidiary at such dates specified therein and the results of its operations for the periods then entered.

         (e) To the best knowledge of the Borrower, since the latest date of the financial statements referred to in Section 5(d) above, there have been no material changes in the assets, liabilities, or condition, financial or otherwise, of the Borrower or any Subsidiary other than changes arising from transactions in the ordinary course of business, and no such changes have been materially adverse, whether in the ordinary course of business or otherwise. To the best knowledge of the Borrower, neither the business nor the properties of the Borrower or any

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

Subsidiary have been materially and adversely affected in any way, including, without limitation, as a result of any fire, explosion, accident, strike, lockout, labor dispute, flood, drought, embargo, imposition of governmental restrictions, confiscation by a governmental agency or acts of God.

         (f) There are no actions, suits, proceedings or written agreements pending, nor to the best of the knowledge of the Borrower threatened or proposed, against the Borrower or, to the best knowledge of the Borrower, any Subsidiary, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board or other administrative agency, domestic or foreign, which are of a material nature. Neither of the Borrower nor, to the best knowledge of the Borrower, any Subsidiary is in default with respect to any order, writ, injunction or decree of, or any written agreement with, any court, commission, board or agency, domestic or foreign.

         (g) all tax returns and reports of the Borrower and, to the best knowledge of the Borrower, each Subsidiary, required by law to be filed have been duly filed, and all taxes, assessments, fees and other governmental charges upon the Borrower and the Subsidiaries or upon any of their properties or assets which are due and payable have been paid, and the Borrower knows of no additional assessment of a material nature against the Borrower or the Subsidiaries for taxes, or, except as disclosed on the financial statements referred to in Section 5(d) above, of any basis for any such additional assessment.

         (h) The Borrower's primary business is that of a financial holding company. All necessary regulatory approvals have been obtained for the Borrower to conduct its business.

         (i) The deposit accounts of the Subsidiaries are insured by the Federal Deposit Insurance Corporation ("FDIC").
                                ----

         (j) None of the Pledged security constitutes margin stock, as defined in Regulation U of the Board of Governors of the Federal Reserve system ("FRS").
                                                                          ---

         The foregoing representations and warranties shall survive the making of this Agreement, and execution and delivery of the Notes and the Pledge Agreement, and shall be deemed to be continuing representations and warranties until such time as the Borrower has satisfied all of its obligations to LaSalle; including, but not limited to the obligation to pay in full all principal, interest and other amounts in accordance with the terms of this Agreement, the Notes and the Pledge Agreement.

6.       NEGATIVE COVENANTS

         The Borrower agrees that until the Borrower satisfies all of its obligations to LaSalle, including, but not limited to its obligations to pay in full all principal, interest and other amounts owing in accordance with the terms of this Agreement, the Notes and the Pledge Agreement, the Borrower shall not, nor shall the Borrower cause, permit or allow any Subsidiary to:

         (a) create, assume, incur, have outstanding, or in any manner become liable in respect of any indebtedness for borrowed money, except in the case of Borrower, subordinated indebtedness in an amount not to exceed $25,000,000 (issued in compliance with 12 CFR 3),

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

secured indebtedness under Section 6(b)(vi), and except as permitted with the express prior written consent of LaSalle and, in the case of the Subsidiaries, indebtedness incurred in the ordinary course of the business of banking and in accordance with applicable laws and regulations and safe and sound banking practices. For purposes of this Agreement, the phrase "indebtedness" shall mean and include:

                  (i) all items arising from the borrowing of money, which according to generally accepted accounting principles now in effect, would be included in determining total liabilities as shown on the balance sheet;

                  (ii) all indebtedness secured by any lien in property owned by the Borrower whether or not such indebtedness shall have been assumed;

                  (iii) all guarantees and similar contingent liabilities in respect to indebtedness of others; and

                  (iv)  all  other   interest-bearing   obligations   evidencing
         indebtedness in others;

         (b) create, assume, incur, suffer or permit to exist any mortgage, pledge, deed of trust, encumbrance (including the lien or retained security title of a conditional vendor), security interest, assignment, lien or charge of any kind or character upon or with respect to property whether owned at the date hereof or hereafter acquired by the Borrower or a Subsidiary, or assign or otherwise convey any right to receive income, except:

                  (i) liens for taxes, assessments or other governmental charges for the then current year or which are not yet due or delinquent;

                  (ii) liens for taxes, assessments or other governmental charges already due, but the validity of which is being contested in good faith in such a manner as not to make the property forfeitable;

                  (iii) liens and charges incidental to current operations which are not due or delinquent;

                  (iv) liens for workmen's compensation awards not due or delinquent;

                  (v) pledges or deposits to secure obligations under workmen's compensation laws or similar legislation;

                  (vi) purchase money mortgages or other liens on real property including those incurred for the construction of a banking facility, and bank furniture and fixtures acquired or held in the ordinary course of business to secure the purchase price of such property or to secure the indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of any such property to be subject to such mortgages or other liens, or mortgages or other liens existing on any such property at the time of acquisition, or extensions, renewals, or replacements of any of the foregoing for the same or a lesser amount; provided that no such mortgage or other liens shall extend to or cover any property other than the property being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the mortgage or lien being extended, renewed or replaced, and provided further that no such mortgage or lien shall exceed 75% of the price of acquisition, construction or improvement at the time of acquisition, construction or improvement; and provided further that the aggregate principal amount of consolidated indebtedness at any one time outstanding and secured by mortgages, liens, conditional sale agreements and other security interests permitted by this clause (vi) shall not exceed 10% of the consolidated capital of the Borrower or a Subsidiary in any given calendar year, as the case may be;

                  (vii) liens existing on the date hereof as shown on the financial statements; and

                  (viii) in the case of a Subsidiary, liens incurred in the ordinary course of the business of banking and in accordance with applicable laws and regulations and safe and sound banking practices;

         (c) dispose by sale, assignment, lease or otherwise property or assets now owned or hereafter acquired, outside the ordinary course of business in excess of 10% of its consolidated assets in any fiscal year;

         (d) merge into or consolidate with or into any other person, firm or corporation;

         (e) make any loans or advances whether secured or unsecured to any person, firm or corporation, other than loans or advances made by a Subsidiary in the ordinary course of its banking business and in accordance with applicable laws and regulations and safe and sound banking practices;

         (f) engage in any business or activity not permitted by all applicable laws and regulations, including without limitation, the Bank Holding Company Act of 1954, the Illinois Banking Act, the Federal Deposit Insurance Act and any regulations promulgated thereunder;

         (g) make any loan or advance secured by the capital stock of another bank or depository institution (except for loans made in the ordinary course of business), or acquire the capital stock, assets or obligations of or any interest in another bank or depository institution, without prior written approval of LaSalle;

         (h) directly or indirectly create, assume, incur, suffer or permit to exist any pledge, encumbrance, security interest, assignment, lien or charge of any kind or character on any capital stock owned by the Borrower;

         (i) cause or allow the percent of any Subsidiary Stock to diminish as a percentage of the outstanding capital stock of any such Subsidiary;

         (j) sell, transfer, issue, reissue, exchange or grant any option with respect to the Subsidiary Stock, except pursuant to such agreements or commitments therefor existing as of the date of this Agreement and disclosed to LaSalle;

         (k) redeem any of its capital stock, declare a stock dividend or split or otherwise change the capital structure of Borrower or any Subsidiary without prior written approval of LaSalle, if such redemption, dividend, split or other action would result in any change in the identity of the individuals or entities previously in control of the Borrower or any Subsidiary or grant a security interest in any ownership interest of any individual or entity, directly or indirectly controlling the Borrower or any Subsidiary, which could result in a change in the identity of the individuals or entities previously in control of the Borrower or any Subsidiary. For the purpose hereof, the terms "control" or "controlling" shall mean the possession of the power to direct, or cause the direction of, the management and policies of the Borrower or a Subsidiary, as applicable, by contract or voting of securities;

         (l) breach or fail to perform or observe any of the terms and conditions of the Notes, the Pledge Agreement or any other document or agreement entered into or delivered in connection with, or relating to, the Loan,

         (m) engage in any unsafe or unsound banking practices; or

         (n) violate any law or regulation, or any condition imposed by of undertaking provided to the FRS, the FDIC or the Illinois Commissioner of Banks and Real Estate in connection with the Borrower's ownership of the Subsidiary Stock.

7.       AFFIRMATIVE COVENANTS.

         The Borrower agrees that until the Borrower satisfies all of its obligations to LaSalle; including, but not limited to its obligations to pay in full all principal, interest and other amounts in accordance with the terms of the Agreement, the Notes and the Pledge Agreement, it shall:

         (a) furnish and deliver to LaSalle:

                  (i) as soon as practicable, and in no event later than forty-five (45) days after the and of each of the first three calendar quarters of the Borrower and each Subsidiary, a copy of: (1) the balance sheet, profit and loss statement, surplus statement and any supporting schedules prepared in accordance with GAAP and signed by the presidents and chief financial officers of the Borrower and the Subsidiaries; and (2) all financial statements, including, but not limited to, all call reports, filed with any state or federal bank regulatory authority;

                  (ii) as soon as practicable, and in no event later than one hundred twenty (120) days after the end of each calendar year, a copy of: (1) the consolidated balance sheets as of the end of such year and the consolidated profit and loss and surplus statements for the Borrower and its Subsidiaries for such year, audited by independent certified public accountants satisfactory to LaSalle and accompanied by an unqualified opinion; and (2) all financial statements and reports, including, but not limited to call reports and annual reports, filed annually with any state or federal regulatory authority;

                  (iii) immediately upon request by LaSalle, copies of the then current loan/asset watch list, the substandard loan/asset list, the nonperforming loan/asset list and other real estate owned list of the subsidiaries;

                  (iv) immediately after receiving knowledge thereof, notice in writing of all charges, assessment, actions, suits and proceedings that are proposed or initiated by, or brought before, any court or governmental department, commission, board or other administrative agency, in connection with the Borrower or any Subsidiary (other than litigation in the ordinary course of business not involving the FRS, the FDIC or the Illinois Commissioner of Banks and Real Estate, which, if adversely decided, would not have a material effect on the financial condition or operations of the Borrower or such Subsidiary); and

                  (v) promptly after the occurrence thereof, notice of any other matter which has resulted in a materially adverse change in the financial condition or operations of the Borrower or any Subsidiary;

         (b) contemporaneously with the furnishing of a copy of each annual report and of each quarterly statement provided pursuant to Section 7(a)(i) and
(ii) above, deliver to LaSalle, a certificate signed by the President and the Treasurer of the Borrower, containing a computation of the then current financial ratios specified in Subsections 7(d) through (h) of this Agreement, and stating that no Default or unmatured Default has occurred or is continuing, or, if such event exists, describing such event and the steps, if any, that are being taken to cure it, and the time within which such cure will occur;

         (c) maintain such capital as is necessary to cause the Borrower to have adequate capital in accordance with the regulations of the FRS and any requirements or conditions that the FRS has or may impose on the Borrower;

         (d) maintain such capital as is necessary to cause each Subsidiary to be classified as a "adequately capitalized" institution in accordance with the regulations of the FDIC, currently measured on the basis of information filed by Borrower in its quarterly Consolidated Report of Income and Condition (the "Call Report") as follows:

                  (i) Total Capital to Risk-Weighted Assets of not less than 8%;

                  (ii) Tier 1 Capital to Risk-Weighted Assets Of not less than 4%; and

                  (iii) Tier 1 Capital to average Total Assets of not less than 4% (For the purposes of this subsection (d)(iii), the average Total Assets shall be determined on the basis of information contained in the preceding four (4) Call Reports);

         (e) cause the Borrower, on a consolidated basis, to maintain tangible equity capital of no less than $150,000,000. For the purposes of this Section 7
(e), "tangible equity capital" shall mean the sum of the common stock, surplus and retained earning accounts of the Borrower, reduced by the amount of any goodwill;

         (f) cause the ratio of nonperforming loans to the primary capital of the Subsidiaries, on a consolidated basis, to be not more than twenty percent (20%) at all times. For purposes of this Section 7(f), "primary capital" shall mean the sum of the common stock, surplus and retained earning accounts plus the reserve for loan and lease losses, and "nonperforming loans" shall mean the sum of all non-accrual loans and loans on which any payment is ninety (90) or more days past due;

         (g) cause the ratios of the loan and lease loss reserve to the total loans of the Subsidiaries, on a consolidated basis, to be not less than one half of one percent (.50%) at all times;

         (h) cause the Borrower's return on assets, determined on the basis of information filed in the Borrower's Call Report, to be at least thirty five hundredths of one percent (.35%) at all times;

         (i) promptly pay and discharge all taxes, assessments and other governmental charges imposed upon the Borrower or the Subsidiaries or upon the income, profits or property of the Borrower or the Subsidiaries and all claims for labor, material or supplies which, if unpaid, may by law become a lien or charge upon the property of the Borrower or the Subsidiaries. Neither the Borrower nor the Subsidiaries shall be required to pay any such tax, assessment, charge or claim, so long as the validity thereof shall be contested in good faith by appropriate proceedings, and reserves therefor shall be maintained on the books of the Borrower or any such Subsidiary as are deemed reasonably adequate by LaSalle;

         (j) maintain bonds and insurance and cause each Subsidiary to maintain bonds and insurance with responsible and reputable insurance companies or associations in such amounts and covering such risk as is usually carried by owners of similar businesses and properties in the same general area in which the Borrower or such Subsidiary respectively operate, and such additional bonds and insurance as may be reasonably required by LaSalle;

         (k) permit and cause the Subsidiaries to permit LaSalle, through its employees, attorneys, accountants or other agents, to inspect any of the properties, corporate books and financial books and records of the Borrower and the Subsidiaries at such times and as often as LaSalle reasonably may request; and

         (l) promptly provide and cause the Subsidiaries promptly to provide LaSalle with such other information concerning the business, operations, financial condition and regulatory status of the Borrower and the Subsidiaries as LaSalle may from time to time reasonably request.

8.       COLLATERAL.

         Pursuant to the Pledge Agreement, the Borrower has herewith assigned, transferred, pledged and delivered to LaSalle as collateral for all of the Borrower's obligations from time to time to LaSalle the Subsidiary Stock and any other Pledged Security (as defined in the Pledge Agreement) whether now or hereafter pledged.

9.       EVENTS OF DEFAULT; DEFAULT; RIGHTS UPON DEFAULT.

         The happening or occurrence of any of the following events or acts shall each constitute a default hereunder (each, a "Default"), and any such
                                                        -------
default shall also constitute a Default under the Notes, the Pledge Agreement and any other loan document, without right to notice or time to cure in favor of the Borrower except as indicated below:

         (a) if the Borrower fails to make any payment, as provided for herein;

         (b) if there continues to exist any breach under any obligation of any other documents executed pursuant to this Agreement including, without limitation, the Notes and the Pledge Agreement and such breach remains uncured beyond the applicable time period, if any, specifically provided therefor;

         (c) if any representation or warranty made in this Agreement shall be false when made or be false at any time during the term of this Agreement or any extension hereof, or if the Borrower fails to perform or observe any covenant or agreement contained in this Agreement within thirty (30) days after notice thereof by LaSalle;

         (d) if the Borrower fails to perform or observe any covenant or agreement contained in any other agreement between the Borrower or any Subsidiary and LaSalle, or if any condition contained in any agreement between the Borrower or any Subsidiary and LaSalle is not fulfilled and such failure remains uncured beyond the cure period, if any, specifically provided therefor;

         (e) if the Borrower shall continue to fail to perform and observe, or cause at permit any Subsidiary to fail to perform and observe any covenants under this Agreement, including, without limitation, all affirmative and negative covenants set forth in Sections 6 and 7 of this Agreement for fifteen
(15) days after notice thereof by LaSalle;

         (f) if the FRS, the FDIC, the Illinois Commissioner of Banks and Real Estate or other governmental agency charged with the regulation of bank holding companies or depository institutions: (i) issues to the Borrower or any Subsidiary, or initiates any action, suit or proceeding to obtain against, impose on or require from the Borrower, or any Subsidiary, a cease and desist order or similar regulatory order, the assessment of civil monetary penalties, articles of agreement, a memorandum of understanding, a capital directive, a capital restoration plan, restrictions that prevent or as a practical matter impair the payment of dividends by any Subsidiary (except those de novo
Subsidiaries in their first three years of existence) or the payments of any debt by the Borrower, restrictions that make the payment of dividends by any Subsidiary or the payment of debt by the Borrower subject to prior regulatory approval, a notice or finding under section 51 or section 52 of the Illinois Banking Act or section 8(a) of the Federal Deposit Insurance Act, or any similar enforcement action, measure or proceeding; or (ii) issues to any officer or director of the Borrower, or any Subsidiary, or initiates any action, suit or proceeding to obtain against, impose on or require from any such officer or director, a cease and desist order or similar regulatory order, a removal order, a suspension order, or the assessment of civil monetary penalties;

         (g) if any Subsidiary is notified that it is considered an institution in "troubled condition" within the meaning of 12 U.S.C. Section 1831i and the regulations promulgated thereunder, or if a conservator or receiver is appointed for any Subsidiary;

         (h) if the Borrower or any Subsidiary (i) becomes insolvent or is unable to pay its debts as they mature; (ii) makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts as they mature;
(iii) suspends transaction of its usual business; or (iv) if a trustee of any substantial part of the assets of the Borrower or any Subsidiary is applied for or appointed, and if appointed in a proceeding brought against the Borrower, the Borrower by any action or failure to act indicates its approval of, consent to, or acquiescence in such appointment, or within thirty (30) days such appointment is not vacated or stayed on appeal or otherwise, or shall not otherwise have ceased to continue in effect;

         (i) if any proceedings involving the Borrower or any Subsidiary are commenced by or against the Borrower or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government and if such proceedings are instituted against the Borrower, the Borrower by any action or failure to act indicates its approval of, consent to or acquiescence therein, or an order shall be entered approving the petition in such proceedings and within thirty (30) days after the entry thereof such order is not vacated or stayed on appeal or otherwise, or shall not otherwise have ceased to continue in effect, or

         (j) if the Borrower or any Subsidiary continues to be in default in any payment of principal or interest for any other obligation or in the performance of any other term, condition or covenant contained in any agreement (including, but not limited to, an agreement in connection with the acquisition of capital equipment on a title retention or net lease basis), under which any such obligation is created, the effect of which default is to cause or permit the holder of such obligation to cause such obligation to become due prior to its stated maturity.

         Upon the occurrence of a Default, LaSalle shall have all rights and remedies provided by applicable law and, without limiting the generality of the foregoing, may, at its option, declare its commitments to be terminated and the Notes shall thereupon be and become forthwith, due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein, in the Notes or the Pledge Agreement to the contrary notwithstanding, and may, also without limitation, appropriate and apply toward the payment of the Notes any indebtedness of LaSalle to the Borrower however created or arising, and may, also without limitation exercise any and all rights in and to the Pledged Security referred to in Section 6 above and in the Pledge Agreement. There shall be no obligation to liquidate the Pledged Security nor any other collateral pledged hereunder in any order or with any priority or to exercise any remedy available to LaSalle in any order,

10.      MISCELLANEOUS.

         (a) No failure or delay on the part of LaSalle in exercising any right, power or remedy hereunder shall operate as a waiver thereof. No single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Time is of the essence in the performance of the covenants, agreements and obligations of the Borrower and the Subsidiaries.

         (b) This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements between LaSalle and the Borrower with respect to the subject matter hereof. No amendment, modification, termination or waiver of any provision of this Agreement, the Pledge Agreement or the Notes, or consent to any departure by the Borrower therefrom, shall be effective unless in writing and signed by LaSalle, and then such waiver or consent shall be effective only for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

         (c) All notices, requests, demands and other communications provided for hereunder shall be: (i) in writing, (ii) made in one of the following manners, and (iii) shall be deemed given (A) if and when personally delivered;
(B) on the next business day if sent by nationally recognized overnight courier addressed to the appropriate party as set forth below; or (C) on the second business day after being deposited in United States certified or registered mail, and addressed as follows:

                  If to Borrower:           Wintrust Financial Corporation
                                            727 North Bank Lane
                                            Lake Forest, Illinois 60645
                                            Attention: Edward J. Wehmer

                  If to LaSalle:            LaSalle Bank National Association
                                            135 South LaSalle Street
                                            Chicago, Illinois  60674
                                            Attention: Jeffery J. Bowden

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this subsection.

         (d) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         (e) This Agreement shall become effective when it shall have been executed by the Borrower and LaSalle and thereafter shall be binding upon and inure to the benefit of the Borrower, LaSalle and their respective successors and assigns; provided, that the Borrower shall not assign its rights hereunder or any interest herein without the prior written consent of LaSalle.

         (f) This Agreement and the Notes shall be governed by the internal laws of the State of Illinois, and for all purposes shall be construed in accordance with the laws of said State without giving effect to the choice of law provisions of such State.

         (g) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or lack of enforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law.

         (h) All covenants, agreements, representations and warranties made by the Borrower herein shall, notwithstanding any investigation by or knowledge on the part of LaSalle, be deemed material and relied on by LaSalle and shall survive the execution and delivery to LaSalle of this Agreement and the Notes.

         (i) This Agreement shall govern the terms of any extensions or renewals of the Notes, subject to any additional terms and conditions imposed by LaSalle in connection with any such extension or renewal.

         (j) The Borrower hereby represents that the indebtedness evidenced hereby constitutes a loan made by LaSalle to enable the Borrower to carry on a commercial enterprise for the purpose of investment or profit; and that such loan is a loan for business purposes under the intent and purview of 815 ILCS 205/4.

         (k)  LASALLE  AND THE  BORROWER,  AFTER  CONSULTING  OR HAVING  HAD THE
OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES, THE COLLATERAL, OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH LASALLE AND THE BORROWER ARE ADVERSE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LASALLE GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWER,

         (l) TO INDUCE LASALLE TO MAKE THE LOAN, THE BORROWER IRREVOCABLY AGREES THAT ALL ACTIONS ARISING DIRECTLY OR INDIRECTLY AS A RESULT OR CONSEQUENCE OF THIS AGREEMENT, THE NOTES, THE PLEDGE AGREEMENTS OR ANY OTHER AGREEMENT WITH LASALLE SHALL BE INSTITUTED AND LITIGATED ONLY IN COURTS HAVING SITUS IN THE
CITY OF CHICAGO, ILLINOIS. THE BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN CHICAGO, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, THE BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE BORROWER AS SET FORTH HEREIN IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

         (m) The Borrower will pay all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) in connection with the preparation, negotiation, documentation, execution and delivery of this Agreement, and shall pay all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) for the administration, amendment, modification, collection and enforcement of this Agreement, the Notes, the Pledge Agreement and the other instruments and documents to be delivered hereunder. In addition, the Borrower shall pay, and save LaSalle harmless from any liability for, any and all stamp and other taxes determined to be payable in connection with the execution and delivery of this Agreement, the borrowings hereunder, or the Notes and the other instruments and documents to be delivered hereunder, and agrees to save LaSalle harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes. The foregoing obligations shall survive any termination of this Agreement, the Notes or the Pledge Agreement. Any of the foregoing amounts incurred by LaSalle and not paid by the Borrower upon demand shall bear interest from the date incurred at the Prime Rate plus two percent (2%) per annum and shall be deemed part of the indebtedness hereunder.

         (n) Any accounting term not specifically defined herein shall be construed in accordance with generally accepted accounting principles and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

         (o) LaSalle reserves the right to sell participations in this Loan or otherwise assign, transfer or hypothecate all or any part of this Loan.

         (p) All covenants, agreements warranties and representations of the Borrower herein shall be deemed to have been made jointly and severally by the Borrower and the Subsidiaries.

         (q) The Borrower agrees to do such further acts and things and to execute and deliver to LaSalle such additional assignments, agreements, powers and instruments as LaSalle may reasonably require or deem advisable to carry into affect the purpose of this Agreement, the Notes, the Pledge Agreement or any agreement or instrument in connection herewith, or to better assure and confirm unto the LaSalle its rights, powers and remedies hereunder or under such other loan documents.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

LASALLE BANK NATIONAL                      WINTRUST FINANCIAL CORPORATION
ASSOCIATION
By:  ________________________________      By:  ________________________________
Its: ________________________________      Its: ________________________________